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        [LOGO OF VIRGINIA COMMONWEALTH FINANCIAL CORPORATION]

                                 NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:
         Jeffrey W. Farrar
         Executive Vice President and CFO
         (540) 825-4800
         farrarj@secondbank.com

                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                        ANNOUNCES STOCK REPURCHASE PLAN

Culpeper, VA- (NASDAQ: VCFC - news) The Board of Directors of Virginia Commonwealth Financial Corporation has authorized management to purchase up to 225,000 shares of the Company's common stock on the open market. Mr. O.R. Barham, Jr., President of VCFC, noted that the Board believes that VCFC's stock is undervalued and does not currently reflect the long-term value of the Company. Management has not determined the timing of such purchases, but anticipates any repurchased shares will be used for general corporate purposes. At June 30, 2000, VCFC had 2,356,500 shares outstanding.

VCFC ended the second quarter with assets of $444.7 million and thirteen banking offices in six counties in north central Virginia. Affiliates include Caroline Savings Bank, Second Bank & Trust, Virginia Commonwealth Trust Company and Virginia Heartland Bank. VCFC's common stock is traded on the NASDAQ Stock Market under the trading symbol VCFC.

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to VCFC's filings with the Securities and Exchange Commission for additional information.

For additional information about VCFC's financial performance, please visit www.VCFC.com. For more information regarding products, services and internet banking, visit www.secondbank.com, www.virginiaheartlandbank.com or www.bankwithease.net.